UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2003

Caribbean Clubs International, Inc.

(Exact name of Registrant as specified in charter)

Utah                   333-40954                87-0648148

(State or other jurisdiction    (Commission              (I.R.S. Employer

of incorporation)           File Number)             Identification No.)

405 Park Avenue, 10th Floor, New York, New York              10022

(Address of principal executive offices)                 (Zip code)

Registrant's telephone number, including area code: 212-421-1400.

Kinship Systems, Inc.

1245 E. Brickyard Rd.

Brickyard Tower, #590

Salt Lake City, Utah   84106

(Former name or former address, if changed, since last report)

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ITEM 5.  Other Events and Regulation FD Disclosure.

On August 29, 2003, the Company changed its name to CCI Group, Inc. The name change was effected by filing a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Utah. The name change was authorized by the Company’s Board of Directors and approved by a majority of shareholders.

ITEM 7. Financial Statements and Exhibits.

Exhibit 3.1 (iii) Certificate of Amendment to Articles of Incorporation dated August 28, 2003 (filed herewith).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   CCI Group, Inc.

Date: September 3, 2003

                                               /s/ Fred W. Jackson, Jr.

                                                    Fred W. Jackson, Jr.

                                                    President

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